Exhibit 10.2

EIGHTEENTH AMENDMENT TO LOAN AGREEMENT

THIS EIGHTEENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of September 15, 2012, is between UNIVERSITY GENERAL HOSPITAL, LP, a Texas limited partnership (“Borrower”), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS:

A. Borrower and Lender entered into that certain Loan Agreement dated as of March 27, 2006, as amended by that certain First Amendment to Loan Agreement dated as of November 20, 2006, Second Amendment to Loan Agreement dated as of January 12, 2007, Third Amendment to Loan Agreement dated as of February 26, 2007, Fourth Amendment to Loan Agreement dated as of March 26, 2007, Fifth Amendment to Loan Agreement dated as of May 20, 2007, Sixth Amendment to Loan Agreement dated as of August 15, 2007, Seventh Amendment to Loan Agreement dated as of September 30, 2007, Eighth Amendment to Loan Agreement dated as of February 29, 2008, Ninth Amendment to Loan Agreement dated as of July 7, 2008, Tenth Amendment to Loan Agreement dated as of January 15, 2009, Eleventh Amendment to Loan Agreement dated as of April 1, 2009, Twelfth Amendment to Loan Agreement dated as of August 15,2009, Thirteenth Amendment to Loan Agreement dated as of October 31, 2009, Fourteenth Amendment to Loan Agreement dated as of February 28, 2010, Fifteenth Amendment to Loan Agreement dated as of April 30, 2011, Sixteenth Amendment to Loan Agreement dated as of January 15, 2012, and Seventeenth Amendment to Loan Agreement dated as of April 15, 2012 (as amended, the “Agreement”).

B. Pursuant to the Agreement, Guarantors (as defined in the Agreement) executed those certain Guaranty Agreements (the “Guaranty Agreements”) pursuant to which Guarantors guaranteed to Lender the payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreements).

C. Pursuant to the Agreement, Guarantors-Unlimited (as defined in the Agreement) executed those certain Guaranty Agreements-Unlimited (the “Guaranty Agreements-Unlimited”) pursuant to which Guarantors-Unlimited guaranteed to Lender the payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreements-Unlimited).

D. Pursuant to the Agreement, Borrower executed Note-A, Note-B and Note-C (each as defined in the Agreement). As of September 28, 2012, Note-A and Note-B have been paid in full.

E. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Certain Definitions. (a) Effective as of the date hereof, the definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

“Default Rate” means the lesser of (a) the sum of the stated rate to be borne by Note-C plus five percent (5.0%) or (b) the Maximum Rate.

“Termination Date-C” means 11:00 a.m., Houston, Texas time on January 15, 2014, or such earlier date on which the Commitment-C terminates as provided in this Agreement.

(b) Effective as of September 28, 2012, the following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

“Lien Subordination Agreement” means the Lien Subordination Agreement dated as of September 28, 2012, executed by Borrower, UGHS Hospitals, Inc., a Texas corporation, University Hospital Systems, LLP, a Delaware limited liability partnership, Syndicated Agent and Lender, as the same may be amended, supplemented or modified.

“Syndicated Agent” means MidCap Financial, LLC, a Delaware limited liability company, and its successors and assigns, as agent under the Syndicated Loan Agreement (as defined in the Lien Subordination Agreement).

Section 2.2. Amendment to Section 5.1. Effective as of September 28, 2012, clause (a) contained in Section 5.1 of the Agreement is amended to read in its entirety as follows:

(a) Borrower shall grant to Lender (i) a second priority security interest, second only to the Liens in favor of Syndicated Agent, in all its accounts, and all its money, contract rights, chattel paper, documents, deposit accounts at Lender, general intangibles evidencing or relating to such accounts, and instruments with respect thereto, whether now owned or hereafter acquired, and all proceeds and products thereof, and (ii) a first priority security interest in the equipment specifically described on Exhibit “A” attached to the Security Agreement, and all appurtenances, accessions and additions thereto and substitutions and replacements therefor, wheresoever located, including all tools, parts and accessories used in connection therewith, and all products and proceeds thereof (including insurance proceeds, pursuant to the Security Agreement.

Section 2.3. Amendment to Sections 9.1 and 9.2. Effective as of September 28, 2012, Sections 9.1 and 9.2 of the Agreement are amended to read in their respective entirety as follows:

Section 9.1. Debt. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, any Debt, except (a) Debt to Lender, (b) Debt in an aggregate principal amount which does not exceed $12,000,000.00 outstanding at any time, (c) Debt to Lenders (as defined in the Lien Subordination Agreement), (d) accounts payable in the ordinary course of business, and (e) Debt arising from the endorsement of instruments for collection in the ordinary course of business.

Section 9.2. Limitation on Liens. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (a) Liens in favor of Lender, (b) purchase money Liens securing Debt permitted by Section 9.1(b), which Liens cover only the assets financed with the Debt permitted by Section 9.1(b), (c) Liens in favor of Syndicated Agent securing Debt permitted by Section 9.1(c), which Liens are subject to the terms of the Lien Subordination Agreement, (d) encumbrances consisting of minor easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or any Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use, (e) Liens for taxes, assessments or other governmental charges which are not delinquent or which are being contested in good faith, for which adequate reserves have been established and with respect to which no Lien has been filed of record, and (f) Liens permitted by Section 8.16.

Section 2.4. Amendment to Section 11.1. Effective as of September 28, 2012, clause (r) shall be added to Section 11.1 of the Agreement and shall read in its entirety as follows:

(r) An event of default, Event of Default, default or Default (however therein described) shall occur under the Syndicated Loan Agreement.

Section 2.5. Amendment to Sections 13.1, 13.3 and 13.4. Effective as of the date hereof, Sections 13.1, 13.3 and 13.4 of the Agreement are amended to read in their respective entirety as follows:

Section 13.1. Advances-C. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Advances-C to Borrower from time to time from the date hereof to and including the Termination Date-C in an aggregate principal amount at any time outstanding up to but not exceeding the Commitment-C; provided that (a) the aggregate amount of all Advances-C at any time outstanding shall not exceed the Commitment-C, and (b) the aggregate amount of all Borrowing Base Advances at any time outstanding shall not exceed the Borrowing Base. Lender shall have no obligation to make any Advance-C if an Event of Default or an Unmatured Event of Default has occurred and is continuing. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay and reborrow hereunder. Notwithstanding any provision of this Agreement to the contrary, no further Advances-C shall be requested by Borrower or made by Lender.

Section 13.3. Repayment of Principal of Advances-C. The principal amount of the Advances-C (and, therefore, Note-C) shall be due and payable as follows:

(a) monthly installments each in the principal amount of $147,000.00 shall be due and payable on the last day of each month, commencing October 31, 2012, until and including December 31, 2013; and

(b) a final installment in the amount of all outstanding principal shall be due and payable on the earlier of (i) the Termination Date-C or (ii) such other dates on which the Advances-C are or may be required to be paid pursuant to this Agreement.

Section 13.4. Interest. The unpaid principal amount of the Advances-C shall bear interest prior to maturity at a fixed rate equal to six and one-half percent (6.50%) per annum. Accrued and unpaid interest on the Advances-C shall be payable on the last day of each month, commencing on September 30, 2012, and on the Termination Date-C. If an Event of Default has occurred and is continuing, all principal of the Advances-C shall bear interest at the Default Rate.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate of General Partner. Resolutions of the partners of the General Partner certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party hereunder.

(b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the General Partner certifying the names and signatures of the officers of the General Partner authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party hereunder.

(c) Certificates of Existence and Good Standing. Certificates of the appropriate governmental officials regarding the existence and good standing of (i) Borrower in the State of Texas and (ii) General Partner in the state of Delaware.

(d) Fourteenth Modification Agreement. A Fourteenth Modification Agreement executed by Borrower pursuant to which Note-C is modified.

(e) Amendment to Security Agreement. A Fourth Amendment to Security Agreement executed by Borrower.

(f) Lien Subordination Agreement. The Lien Subordination Agreement executed by Borrower, UGHS Hospitals, Inc., a Texas corporation, University Hospital Systems, LLP, a Delaware limited liability partnership, Syndicated Agent and Lender.

(g) Payments on Note-A and Note-B. Lender shall have received all outstanding principal of and all accrued and unpaid interest owed on Note-A and Note-B.

(h) Principal Reduction on Note-C. Lender shall have received a principal payment on Note-C in an amount such that, after such payment, the outstanding principal amount of Note-C is equal to or less than $2,208,125.97.

(i) Additional Information. Such additional documents, instruments and information as Lender may request.

Section 3.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.

Ratifications, Representations, and Warranties

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2. Representations, Warranties and Agreements. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate the limited partnership agreement of Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrower is indebted to Lender pursuant to the terms of Note-C, as the same may have been renewed, modified, extended or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure Note-C, as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender’s performance under the Loan Documents.

ARTICLE V.

Miscellaneous

Section 5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender’s legal counsel.

Section 5.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.8. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10. Release and Indemnification. Each of Borrower and each of the undersigned Guarantors-Unlimited, individually and on behalf of its predecessors, administrators and assigns (the “Releasing Parties”), hereby unconditionally and irrevocably compromises, settles and fully releases and forever discharges Lender and its present and former officers, servants, employees, attorneys, agents, principals, directors, shareholders, subsidiaries, predecessors, successors and assigns (the “Released Parties”) from and indemnifies the Released Parties against any and all costs, expenses, claims, demands, damages, actions, causes of action, liability or suits at law or in equity, of whatever kind or nature, including but not limited to fraudulent inducement claims, whether arising under state or federal law, rule or regulation, which any of them now has or in the past had against the Released Parties or any of them, whether known or unknown, asserted or unasserted, that directly or indirectly in any way relate to, are based upon, or arise out of any circumstance, event, matter, occurrence, course of dealing, transaction, fact, act, omission, obligation, duty, responsibility, warranty, statement or representation whatsoever related in any way to (a) the Loan Agreement, (b) any Loan Document or (c) any documents or instruments executed in connection with or in evidence of any indebtedness between Borrower and Lender (all of which claims are referred to collectively as the “Released Claims”), INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, RELEASED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF A RELEASED PARTY, provided that the obligations of the Releasing Parties under this Section shall not apply to the extent a Released Claim arose from a Released Party’s gross negligence or willful misconduct. Each Releasing Party hereby covenants and agrees not to in any manner whatsoever sue any Released Party in any court or tribunal or bring any action, lawsuit or cause of action (whether by way of direct action, counterclaim, crossclaim or interpleader) against any Released Party in any manner whatsoever based upon any matter directly or indirectly related to any Released Claim. Each Releasing Party hereby agrees, unconditionally and irrevocably, to defend, indemnify and hold harmless each of the Released Parties from all Released Claims (collectively, the “Indemnified Claims”), INCLUDING RELEASED CLAIMS WHICH AROSE FROM THE NEGLIGENCE OF A RELEASED PARTY, provided that the obligations of the Releasing Parties under this Section shall not apply to the extent a Released Claim arose from a Released Party’s gross negligence or willful misconduct. Each Releasing Party will indemnify, defend and hold harmless the Released Parties from the Indemnified Claims by all appropriate proceedings to a final conclusion or settlement.

Section 5.11. Dispute Resolution. This Section contains a jury waiver, arbitration clause and a class action waiver. This Section should be carefully read.

This dispute resolution provision shall supersede and replace any prior “Jury Waiver”, “Judicial Reference”, “Class Action Waiver”, “Arbitration”, “Dispute Resolution” or similar alternative dispute agreement or provision between or among the parties.

(a) JURY TRIAL WAIVER; CLASS ACTION WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS “DISPUTE” IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON, THEN AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN THIRTY (30) DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (“ARBITRATION ORDER”). IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(b) ARBITRATION. If a claim, dispute, or controversy arises with respect to this Amendment or the Agreement, related agreements, or any other agreement or business relationship between the parties hereto whether or not related to the subject matter of this Amendment or the Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any party may require that the Dispute be resolved by binding arbitration before a single arbitrator. By agreeing to arbitrate a Dispute, each party gives up any right such party may have to a jury trial, as well as other rights such party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations any party has to the other party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any party’s employees, agents, affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party consents to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where lender or the bank is headquartered.

If a court orders arbitration of a Dispute, the party to the Dispute that did not seek the Arbitration Order shall commence arbitration. The party that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration. The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) render a decision and any award applying applicable law; (iii) give effect to any limitations period in determining any Dispute or defense; (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases; and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000.00, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000.00, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within thirty (30) days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Amendment or the Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c) RELIANCE. Each party (i) certifies that no one has represented to such party that the other parties would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other parties have been induced to enter into this Amendment or the Agreement by, among other things, the mutual waivers, agreements, and certifications in this Section.

Section 5.12. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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Executed as of the date first written above.

BORROWER:

UNIVERSITY GENERAL HOSPITAL, LP

By:	University Hospital Systems LLP, its general partner

By:
Michael L. Griffin Chief Financial Officer

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:
Howard K. Schramm Senior Vice President

Each of the undersigned Guarantors-Unlimited hereby (a) consents and agrees to this Amendment and agrees that the Guaranty Agreement-Unlimited executed by such Guarantor-Unlimited shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor-Unlimited, enforceable against such Guarantor-Unlimited in accordance with its terms and shall evidence such Guarantor’s-Unlimited guaranty of Note-C, as renewed, modified and extended from time to time, including, without limitation, the renewal, modification and extension evidenced by the Fourteenth Modification Agreement, and (b) joins in this Amendment for the purposes of Sections 5.10 and 5.11 only and agrees that (i) such Guarantor-Unlimited is bound by the terms of the indemnifications, agreements, waivers and representations contained in Sections 5.10 and 5.11, and (ii) the Arbitration Agreement is no longer in effect.

OCTAVIO CALVILLO, M.D.

HASSAN CHAHADEH, M.D.

HENRY SMALL, M.D.

FELIX SPIEGEL, M.D.